                                                                    EXHIBIT 3.94



                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Plan of Merger") is entered into as of July 27th, 2001 by and among API Electronics, Inc., a Delaware corporation ("API"), Green Diamond Corp., a federal Canadian corporation , Technapower Industries Corporation, a Delaware Corporation , Seloz Gestion & Finance SA, an entity located in Switzerland, Ming Capital Enterprises Inc., an entity located in Nassau, Bahamas, Shangri-La Investments Inc., an entity located in Nassau, Bahamas, Private Investment Company Ltd., an entity located in Turks & Caicos Islands, B.W.I., Partner Marketing AG, an entity located in Switzerland, CCD Consulting Commerce Distribution AG, an entity located in Switzerland, HAPI Handels-und Beteiligungsqesellschaft mbH, an entity located in Vienna, Austria and Thomas W. Mills (collectively, the "Shareholders"), InvestorLinks.com Inc., an Ontario corporation ("IC"), and API Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of IC ("IC Sub").

                                   RECITALS:
                                   --------

     A. IC and API desire that API become a wholly-owned subsidiary of IC. This acquisition shall be effected through the merger of IC Sub, a wholly-owned subsidiary of IC , with and into API with API as the surviving entity in which voting shares of API will be exchanged for voting common stock of IC. The merger will be effected in accordance with this Plan of Merger and the General Corporation Law of the State of Delaware, as amended (the "Delaware Act"). The transactions contemplated by and described in this Plan of Merger are referred to as the "Merger".

     B. API has authorized capital consisting of 100,000 shares of Common, $0.01 par value per share ("API Common Stock"), of which 197 shares are issued and outstanding and held by the Shareholders.

     C. IC has authorized capital consisting of an unlimited number of common shares ("IC Common Stock") and an unlimited number of special shares ("IC Special Shares"), of which at the Closing of the Merger [4,393,007] shares of IC Common Stock and no IC Special Shares will be issued and outstanding.

     D. IC Sub is a wholly-owned subsidiary of IC . IC Sub has authorized capital consisting of 2,000 shares of Common Stock, $0.001 par value ("IC Sub Common Stock"), of which 100 shares are issued and outstanding and held by IC and 1,000 shares of Preferred Stock, $0.001 par value of which no shares are issued and outstanding ("IC Sub Preferred Stock").

     E. The respective Boards of Directors of API, IC and IC Sub deem the Merger advisable and in the best interest of each corporation and its respective stockholders. By resolutions duly adopted, the respective Boards of Directors of API, IC and IC Sub have approved, adopted, and authorized the execution, delivery and performance of this Plan of Merger. The Shareholders have adopted and approved this Plan of Merger.

     Therefore, in consideration of the premises and the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:
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                                      2


                                   ARTICLE I
                                   ---------

                                THE TRANSACTION
                                ---------------

     Subject to the terms and conditions of this Plan of Merger, the Merger of IC Sub into API shall be carried out in the following manner:

     1.1 The Closing. The Merger shall be consummated, subject to the terms and conditions of this Plan of Merger, as promptly as possible after a closing
(the "Closing"), which shall occur on August 31, 2001, or such other date mutually agreed by the parties. The Closing shall be held at such location as may be mutually agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Sugar, Friedberg & Felsenthal, 30 N. LaSalle Street, Suite 2600, Chicago, Illinois 60602, at 10:00 a.m., local time. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either IC or API as set forth in Sections 5.1 and 5.2, respectively. At the Closing, API, IC and IC Sub shall, subject to the terms and conditions of this Plan of Merger, execute and deliver an appropriate certificate of merger in the form and as required by the Delaware Act ("Certificate of Merger").

     1.2 Effective Time of the Merger. Subject to the terms and conditions of this Plan of Merger, the Merger shall be consummated as promptly as possible following the Closing by filing the Certificate of Merger in the manner required by the Delaware Act. The "Effective Time of the Merger" shall be the close of business on the date of the filing of the Certificate of Merger.

     1.3 Merger of IC Sub with and into API. IC Sub shall be merged with and into API (each sometimes being referred to as a "Constituent Corporation" prior to the Merger) upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. At the Effective Time of the Merger, the Constituent Corporations shall become a single corporation, which shall be API (the "Surviving Corporation"). The Surviving Corporation shall have all of the rights, privileges, immunities, and powers, and shall be subject to all of the duties and liabilities, of a corporation organized under the Delaware Act.

     1.4 Effect of the Merger. From and after the Effective Time of the Merger, the effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Subchapter IX of the Delaware Act with respect to the merger of two domestic corporations.

     1.5 Additional Actions. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall determine that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or assets of API or IC Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger, then API and IC Sub and their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the Surviving Corporation and otherwise carry
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                                       3

out the purposes of this Plan of Merger. The proper officers and directors of the Surviving Corporation are fully authorized in the name of API and IC Sub to take any and all such action as may be contemplated by this Article I.

     1.6 Surviving Corporation. Immediately after the Effective Time of the Merger, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

          (a) Name. The name of the Surviving Corporation shall be "API Electronics, Inc."

          (b) Articles of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of API as in effect immediately prior to the Effective Time of the Merger.

          (c) Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of API as in effect immediately prior to the Effective Time of the Merger.

          (d) Directors. The directors of the Surviving Corporation shall be the directors of API immediately prior to the Effective Time of the Merger.

          (e) Officers. The officers of the Surviving Corporation shall be the persons who were officers of API immediately prior to the Effective Time of the Merger.

     1.7  Manner and Basis of Converting Shares.  At the Effective Time of the
Merger:

          (a) IC Sub Common Stock. The shares of IC Sub Common Stock which are outstanding immediately prior to the Effective Time of the Merger shall be cancelled and no consideration shall be payable with respect to any such shares.

          (b) Exchange of API Common Stock. Each of the 197 shares of API Common Stock which is outstanding immediately prior to the Effective Time of the Merger shall be exchanged with IC for 33,163.27 shares of IC Common Stock and warrants to purchase 16,581.64 shares of IC Common Stock in the form attached hereto as Exhibit A ("A Warrants") and warrants to purchase 16,581.64 shares of IC Common Stock in the form attached hereto as Exhibit B (collectively with the A Warrants, the "Warrants").
                                               --------

     1.8 Cessation of Shareholder Status. As of the Effective Time of the Merger, record holders of certificates which represented shares of API Common Stock outstanding immediately prior to the Effective Time of the Merger ("Old Certificates") shall cease to be stockholders of API and shall have no rights as API stockholders. Such Old Certificates shall have been exchanged for shares of IC Common Stock and Warrants as set forth in Section 1.7(b), having all of the voting and other rights of shares of IC Common Stock.
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                                       4

     1.9 Surrender of Old Certificates and Distribution of IC Common Stock. Immediately following the Effective Time of the Merger, old certificates representing shares of API Common stock shall be exchangeable by the holders thereof for new stock certificates representing the number of shares of IC Common Stock and for Warrants to which such holders shall be entitled hereunder as set forth in Section 1.7(b) by assigning such certificates to the Surviving Corporation and receiving the proper number of shares of IC Common Stock and Warrants in exchange therefore. IC shall promptly issue and deliver stock certificates and Warrants in the names and to the addresses as appear on API's stock records as of the Effective Time of the Merger. On or after the Effective Time of the Merger, there shall be no transfers on the stock transfer books of API of the shares of API Common Stock which were issued and outstanding immediately prior to the Effective Time of the Merger.

  1.10 Restrictive Legends. Each of the Shareholders agrees that IC will place restrictive legends as required on all IC Common Stock issued on Closing to reflect all resale restrictions imposed by applicable securities laws of Canada, the United States, and the jurisdiction of the Shareholder.

                                   ARTICLE II
                                   ----------

                      REPRESENTATIONS AND WARRANTIES OF IC
                      ------------------------------------

     IC hereby represents and warrants to API and the Shareholders as follows (with the understanding that API and the Shareholders are relying materially on each such representation and warranty in entering into and performing this Plan of Merger):

     2.1 Capitalization. On the date hereof, the authorized capital stock of IC consists of unlimited shares of IC Common Stock and unlimited IC Special Shares of which are reserved as Preference Shares. 13,179,020 shares of Common Stock are issued and outstanding and no IC Special Shares are issued and outstanding. At the Effective Time of the Merger [4,393,007] shares of IC Common Stock as well as the 6,500,000 shares of IC Common Stock to be issued pursuant to Section 1.7(b) hereof shall be issued and outstanding and no IC Special Shares or Preference Shares shall be issued and outstanding. The authorized capital stock of IC Sub consists of 2,000 shares of IC Sub Common Stock, of which 100 shares are issued and outstanding, and 1,000 shares of IC Sub Preferred Stock, of which no shares are issued an outstanding. All the issued shares of IC Sub Common Stock are owned by IC . All such issued and outstanding shares of IC Common Stock and IC Sub Common Stock are duly authorized, validly issued, fully paid, and nonassessable. None of the shares of IC Common Stock were issued in violation of any preemptive or preferential rights of any person. The shares of IC Common Stock to be issued in the Merger (the "Exchange Shares") and the Warrants have been duly authorized and, when issued and delivered in accordance with this Plan of Merger, will be validly issued, fully paid, non-assessable, and free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances, and will be free of preemptive or preferential rights. The shares of IC Common Stock to be issued upon exercise of the Warrants (collectively, the "Warrant Shares") have been duly reserved for issuance and, upon issuance in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid, and nonassessable, free of all liens, charges, encumbrances and claims. The Exchange Shares and the Warrant Shares will be free of restrictions on transfer other than restrictions on transfer under applicable Ontario, United States state and United States federal securities laws, and will be free of preemptive or preferential rights.

     2.2 Subsidiaries. IL Data Canada, Inc., a corporation incorporated under the laws of the Province of Ontario, Canada ("IL Canada"), is a wholly-owned subsidiary of IC. IC Sub, a corporation incorporated under the laws of the State of Delaware, is a wholly-owned subsidiary of IC. IL Data Corporation, Inc., a Nevada corporation ("IL Nevada" and collectively with IL Canada and IC Sub the "Subsidiaries"), is a wholly-owned subsidiary of IL Canada. Other than the Subsidiaries, IC does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, associations, joint venture, trust, or other entity, other than its holding of 4,000,000 shares of Stroud Resources.

     2.3  Other Rights to Acquire IC Stock.  Other than set forth in Schedule
2.3 attached hereto, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from IC or the Subsidiaries any equity securities of IC or the Subsidiaries or securities convertible into or exchangeable for equity or debt securities of IC or the Subsidiaries. On the date of Closing there shall be no authorized or outstanding warrants, options or rights of any kind to acquire from IC or the Subsidiaries any equity securities of IC or the Subsidiaries or securities convertible into or exchangeable for equity or debt securities of IC or the Subsidiaries, other than as set forth on
Schedule 2.3, the Warrants and the 250,000 warrants issued to the broker described in Schedule 2.12.

     2.4 Due Organization. Each of IC and IL Canada is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada and each has full power and authority to own its properties and to carry on its respective businesses as now conducted. Complete and correct copies of the Articles and By-laws of IC and the Subsidiaries and all amendments thereto have been made available to API and the Shareholders. IC Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted. IL Nevada is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted. IC Sub has no employees and since its formation has entered into no agreements other than this Plan of Merger. IC Sub has no significant assets or liabilities, accrued or contingent. IC Sub has not conducted any business since its formation other than to enter into this Plan of Merger.

     2.5 Due Authorization. Each of IC and IC Sub has full power and authority to execute, deliver, and perform this Plan of Merger. This Plan of Merger has been, and each other document or instrument executed and delivered by IC or IC Sub in connection with this Plan of Merger will be, duly authorized, executed, and delivered by such party, and this Plan of Merger constitutes, and each other such document or instrument when executed and delivered will constitute, a valid and binding agreement of IC and IC Sub enforceable against such party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally. The execution, delivery, and performance of this Plan of Merger by IC and IC Sub will not (a) violate any law, rule, or
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                                       6

regulation applicable to IC or IC Sub or their properties, (b) violate or conflict with, or permit the cancellation of, any agreement to which IC or IC Sub is a party, or by which IC or IC Sub or any of their properties is bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, IC or IC Sub or (d) violate or conflict with any provision of the constating documents, articles of incorporation or by-laws of IC or IC Sub. No action, consent, or approval of, or filing with, any governmental authority or regulatory body, including without limitation the NASD OTC Bulletin Board, the Ontario Securities Commission, or the Securities and Exchange Commission ("SEC"), or by any creditor of IC or IC Sub is required in connection with the execution, delivery or performance of this Plan of Merger (or any agreement or other document executed in connection herewith) by IC or IC Sub. The parties acknowledge the consent of the Canadian Venture Exchange ("CDNX") is required to complete this Plan of Merger, and the parties further acknowledge the timing of Closing has made compliance with the relevant policies for such approval unattainable. IC shall make appropriate filings with regulatory authorities in Ontario and the United States, both state and federal, to perfect or comply with the requirements of any applicable registration or exemption from registration. The issuance of the Exchange Shares, Warrants and Warrant Stock to the Shareholders will not result in the loss of any regulatory consent, license, approval, order, authorization or registration materially benefiting IC, and complies with the Ontario, United States state and United States federal securities laws, other than the possible loss of listing on CDNX, for failure to comply with its policies.

     2.6 Compliance with Laws. Each of IC and the Subsidiaries has complied in all material respects, and is in compliance in all material respects, with all laws, regulations, and orders applicable to it and have filed with the proper authorities all statements and reports required by the laws, regulations, and orders to which IC, IC Sub or the Subsidiaries, or any of their respective properties are subject. No claim has been made by any governmental authority or regulatory body (and, to the knowledge of IC, no such claim is anticipated) to the effect that the business conducted by IC, IC Sub or any of the Subsidiaries fails to comply, in any respect, with any law, rule, regulation, or ordinance. IC and the Subsidiaries are duly licensed, registered or qualified in each jurisdiction in which IC or the Subsidiaries, respectively, owns or leases property or carries on their respective businesses, to enable IC and the Subsidiaries businesses to be carried on as now conducted and their respective properties and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any burdensome term, provision, condition or limitation which has or may have an adverse effect on the operation of IC's and the Subsidiaries' businesses.

     2.7 Contracts and Agreements. Schedule 2.7 attached hereto sets forth all material agreements, leases and other arrangements of IC and the Subsidiaries, whether written or oral, pending and/or executory, to or by which IC is bound or affected (the "Contracts"). Other than the Contracts, neither IC nor either of the Subsidiaries is a party to any written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, guarantees, and other evidences of indebtedness) and there are no other agreements to which IC or the Subsidiaries is a party or by which IC and the Subsidiaries, or their respective properties are bound (including, without limitation, all mortgages, deeds of trust, security agreements, pledge agreements, and similar agreements and instruments and all confidentiality agreements). IC and the Subsidiaries hold their respective rights under the Contracts, free and clear of any lien, encumbrance, claim, charge or security interest.
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                                       7

      2.8 Claims and Proceedings. Except as disclosed on Schedule 2.3 concerning Stockhouse Media Corporation, there are no claims, actions, suits, proceedings, and investigations pending or, to the knowledge of IC threatened against or affecting IC, IC Sub or either of the Subsidiaries or any of their properties or assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, self regulatory body, or instrumentality. Neither IC nor any Subsidiary has been, and neither IC nor any Subsidiary is now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, self-regulatory body, or agency. No inquiry, action, or proceeding has been asserted, instituted, or, to the knowledge of IC, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Plan of Merger or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the knowledge of IC, there is no basis for any such valid claim or action.

     2.9  Tax Matters.

          (a) Each of IC and the Subsidiaries has filed all tax returns required to be filed by it prior to the date hereof in all applicable jurisdictions and has paid, collected and remitted all taxes, customs duties, tax installments, levies, assessments, reassessments, penalties, interest and fines due and payable, collectible or remittable by it at present. All such tax returns properly reflect, and do not in any respect understate, the income, taxable income or the liability for taxes of IC and the Subsidiaries in the relevant period and the liability of IC and the Subsidiaries for the collection, payment and remittance of tax under applicable Tax Laws and Sales Tax Laws. "Tax Laws" shall mean the Tax Act and any applicable provincial, or foreign income taxation statute(s), including without limitation the Internal Revenue Code of 1986, as amended, as from time to time amended, and any successors thereto. "Tax Act" means the Income Tax Act (Canada), as it may be amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Tax Act, or regulations promulgated thereunder, shall be deemed to include a reference to all corresponding provision of future law. "Sales Tax Laws" means the Excise Tax Act (Canada), any applicable goods and services, sales or use taxation statute of a province, and any similar foreign legislation, all as from time to time amended, and any successors thereto.

          (b) Adequate provision has been made in the IC Financial Statements (as defined in Section 2.13) for all taxes, governmental charges and assessments, including interest and penalties thereon, payable by IC and the Subsidiaries for all periods up to the date of the balance sheets comprising part of the IC Financial Statements.

          (c) Neither IC nor any Subsidiary is a party to any tax indemnity, allocation or sharing agreement for any taxable year or portion thereof.

          (d) IC and the Subsidiaries withheld and remitted all amounts required to be withheld and remitted by them in respect of any taxes, governmental charges or assessments in respect of any taxable year or portion thereof up to and including April 30, 2000.
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                                       8


          (e) There are no actions, suits or other proceedings, investigations or claims in progress or pending and, to the best of IC's belief and knowledge, there are no actions, suits or other proceedings or investigations or claims threatened, against IC or the Subsidiaries in respect of any taxes, governmental charges or assessments. No waivers have been filed by IC or the Subsidiaries with any taxing authority.

     2.10 Agents. IC has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

     2.11 Financial Records of IC and the Subsidiaries. The books and records of IC and the Subsidiaries fairly and correctly set out and disclose in all material respects, the financial position of IC and the Subsidiaries as at the date thereof and all material financial transactions of the IC and the Subsidiaries have been accurately recorded in such books and records. IC and the Subsidiaries maintain their accounting records off site at c/o Elizabeth Kirkwood, Suite 203, 120 Front Street East, Toronto M5A 4L9.

     2.12 Brokers. Except as described on Schedule 2.12, IC has not engaged, or caused any liability to be incurred to, any finder, broker, or sales agent in connection with the execution, delivery, or performance of this Plan of Merger or the transactions contemplated hereby or consummation of the Merger.

     2.13  Financial Statements.

          (a) IC has delivered to API the following financial statements and notes (collectively, the "IC Financial Statements"):

               (i) The audited consolidated balance sheets of IC and the Subsidiaries as of April 30, 2000 and 2001, and the related audited consolidated income statements, statements of shareholders' equity and statements of cash flows of IC and the Subsidiaries for the years then ended; and

               (ii) The unaudited consolidated balance sheet of IC and the Subsidiaries as of May 31, 2001 (the "Latest Balance Sheet"), and the related unaudited consolidated income statement of IC and the Subsidiaries for the one month then ended.

          (b) The IC Financial Statements are complete in all material respects and present fairly the financial position of IC and the Subsidiaries as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.13(a)(i)) cash flows for the periods covered thereby. The IC Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles as approved by the Canadian Institute of Chartered Accountants applicable as of the date calculated ("CGAAP"), on a consistent basis for the periods covered (except that the financial statements referred to in Section 2.13(a)(ii) do not contain footnotes and are subject to normal and recurring year end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.14 Absence of Changes. Except as set forth in Schedule 2.14 attached hereto and other than the transactions contemplated by this Agreement, since May 31, 2001:

          (a) there has not been any material adverse change in IC or the Subsidiaries' business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of IC, no event has occurred that will, or could reasonably be expected to, have a material adverse effect on the business, conditions, assets, liabilities, operations, financial performance or prospects (a "Material Adverse Effect") of IC or the Subsidiaries;


          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of IC or the Subsidiaries' assets (whether or not covered by insurance);

          (c) neither IC nor the Subsidiaries have declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and have not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) neither IC nor the Subsidiaries have sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security (except for options described in Schedule 2.3), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) IC and the Subsidiaries have not effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) IC and the Subsidiaries have not formed any subsidiary or acquired any equity interest or other interest in any other entity;

          (g) IC and the Subsidiaries have not (i) entered into or permitted any of the assets owned or used by them to become bound by any material contract or other agreement, or (ii) amended or prematurely terminated, or waived any material right or remedy under any material contract or other agreement, other than the agreement with Stockhouse Media Corporation described in Schedule 2.3;

          (h) IC and the Subsidiaries have not (i) acquired, leased or licensed any right or other asset from any other person or entity, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other person or entity, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with IC or the Subsidiaries' past practices;

          (i) IC and the Subsidiaries have not made any pledge of any of their assets or otherwise permitted any of their assets to become subject to any encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with IC and the Subsidiaries' past practices;

          (j) IC and the Subsidiaries have not (i) lent money to any person or entity, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (k) IC and the Subsidiaries have not (i) established or adopted any employee benefit plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (l) IC and the Subsidiaries have not changed any of their methods of accounting or accounting practices in any respect;

          (m) IC and the Subsidiaries have not commenced or settled any legal proceeding;

          (n) neither IC nor the Subsidiaries have entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with their respective past practices.

          (o) IC and the Subsidiaries have not agreed to take any of the actions referred to in clauses (a) though (n) above.

  2.15 Bank Accounts. Schedule 2.15 attached hereto provides accurate information with respect to each account maintained by or for the benefit of IC or the Subsidiaries at any bank or other financial institution.

  2.16 Liabilities. Neither IC nor the Subsidiaries have accrued, contingent or other liabilities of any nature, either matured or unmatured, and whether due or to become due, except for: (a) liabilities identified as such in the liabilities column of the Latest Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by IC or the Subsidiaries since May 31, 2001 in the ordinary course of business and consistent with IC and the Subsidiaries' past practices; and (c) liabilities under the Contracts identified in Schedule 2.7, to the extent the nature and magnitude of such liabilities can be ascertained by reference to the text of such Contracts.

  2.17 Related Party Transactions. Except as set forth in Schedule 2.17 attached hereto: (a) no Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of IC or the Subsidiaries; (b) no Related Party is indebted to IC or the Subsidiaries and no indebtedness is owed by IC or the Subsidiaries to a Related Party; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving IC or the Subsidiaries; (d) no Related Party is competing or has at any time since June 6, 2000 competed, directly or indirectly, with IC or the Subsidiaries; and
(e) no Related Party has any claim or right against IC or the Subsidiaries.

(For purposes of this Section 2.17 each of the following shall be deemed to be a "Related Party": (i) each of the shareholders of IC holding at least 5% of the issued and outstanding Common Stock of IC; (ii) each individual who is, or who has at any time since June 6, 2000 been an officer of IC or the Subsidiaries;
(iii) each member of the immediate family of each of the individuals referred to in clauses (i) and (ii) above; and (iv) any trust or entity (other than IC and the Subsidiaries) in which any one of the individuals referred to in clauses
(i), (ii), and (iii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting proprietary or equity interest.)

     2.18 SEC Filings; Financial Statements.

          (a) IC has delivered to API accurate and complete copies of each report and registration statement filed by IC with the SEC (the "SEC Documents"). As of the time it was filed with the SEC (or, if amended or superceded by a filing prior to the date of this Agreement, then the date of such filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") (as the case may be); and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. IC has timely filed all required forms, reports, statements and documents with the SEC since its formation, all of which have complied in all material respects with all applicable requirements of the Exchange Act. IC is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the SEC all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13 or 15(d) of the Exchange Act since November 14, 2000.

          (b) The consolidated financial statements contained in the SEC
     Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with CGAAP, applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 6-K or Form 20-F of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year end audit adjustments; and (iii) fairly present the consolidated financial position of IC and the Subsidiaries as the respective dates thereof and the consolidated results of operations of IC and the Subsidiaries for the periods covered thereby.

     2.19 Canadian Filings; Financial Statements.

          (a) IC has delivered to API accurate and complete copies of each report and continuous disclosure documents filed by IC under the Securities Act (Ontario) (the "Canadian Documents"). As of the time it was filed (or, if amended or superceded by a filing prior to the date of this Agreement, then the date of such filing): (i) each of the Canadian Documents complied in all material respects with the applicable requirements of the Securities

     Act (Ontario); and (ii) none of the Canadian Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. IC has timely filed all required forms, reports, statements and documents under the Securities Act (Ontario) since June 6, 2000, all of which have complied in all material respects with all applicable requirements of the Securities Act (Ontario). IC is and has been subject to the reporting requirements of the Securities Act (Ontario) and has timely filed with the Ontario Securities Commission all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under the Securities Act (Ontario) since June 6, 2000.

          (b) The consolidated financial statements contained in the Canadian
     Documents: (i) complied as to form in all material respects with the published rules and regulations of the Securities Act (Ontario) applicable thereto; (ii) were prepared in accordance with CGAAP, applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by the Securities Act (Ontario), and except that unaudited financial statements may not contain footnotes and are subject to year end audit adjustments; and (iii) fairly present the consolidated financial position of IC and the Subsidiaries as the respective dates thereof and the consolidated results of operations of IC and the Subsidiaries for the periods covered thereby.

     2.20 Corporate Records. The corporate records and minute books of IC and the Subsidiaries as provided to API or its legal counsel contain complete and accurate copies of minutes of all meetings of corporate actions or written consents by the directors and shareholders of IC and the Subsidiaries in IC's possession and control, including, without limitation, all by-laws and resolutions passed by the board of directors and shareholders of IC and the Subsidiaries in IC's possession and control, held since the incorporation of IC and the Subsidiaries, and all such meetings duly called and held. The shareholders' list maintained by IC's registrar and transfer agent has been provided for review to API and the Shareholders and is, to the best of IC's knowledge, complete and accurate in all respects.

     2.21 Continuous Disclosure. IC has made all necessary disclosure and filings in a timely fashion and IC is now a reporting issuer in good standing under the Securities Act (Ontario), and all other applicable securities regulations in the Province of Ontario. IC is also a reporting issuer in good standing with the SEC by virtue of its annual filing of Form 20-F and periodic filings on Form 6- K. IC will use its best efforts to maintain such reporting issuer status up to and including the date of Closing.

     2.22 Mining Activities. IC has never brought a mining property into commercial production or carried on an active mining operation pursuant to which it remains obligated or liable in any manner.

     2.23 Employees; Employee Plans. No employee has made any claim or, to the best of IC's knowledge, has any basis for any action or proceeding against IC or the Subsidiaries, arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, harassment, occupational health and safety standards or worker's compensation. Neither IC nor either of the Subsidiaries has made any agreements with any labor union or employee association or made any commitments to or conducted any negotiations with any labor union or employee association with respect to any future agreements. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of IC or the Subsidiaries' employees by way of certification, interim certification, voluntary recognition, designation or successor rights. Except as set forth on
Schedule 2.22, there are no outstanding written or oral employment contracts, sales, services, management or consulting agreements, employee benefit or profit-sharing plans, or any bonus arrangements with any employee of IC or the Subsidiaries, nor are there any outstanding oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law.

     Except as set forth on Schedule 2.22, there are no welfare, pension or retirement plans established by or for IC or the Subsidiaries for the employees of IC or the Subsidiaries and neither IC nor any Subsidiary is obligated to provide any benefit to any employee of IC or the Subsidiaries, including without limitation, upon the retirement of any employee of IC or the Subsidiaries. IL Nevada does not have and since its formation has not had any "employee pension benefit plans" as such term is defined in Section 3(2) of ERISA or "employee welfare benefit plans" as such term is defined in Section 3(1) of ERISA.

     2.24 Insurance. IC does not currently own any material insurable assets and does not currently maintain any policies of insurance.

     2.25 Intellectual Property Rights. Neither IC nor the Subsidiaries are currently or on Closing will be infringing any patent, trade mark, trade name, copyright, proprietary or similar right, domestic or foreign, of any other person or entity. Either IC or the Subsidiaries, as the case may be, has the sole and exclusive right to use all registered service marks, registered copyrights, trade names, industrial designs, trade marks, and patents, both domestic and foreign, which are owned or used by IC or the Subsidiaries and the same are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto. There are neither any royalty payments nor license fees payable to or by IC or the Subsidiaries nor any license, registered user or other agreements in respect thereof.

     2.26 Website. The only business activities of IC and the Subsidiaries is the operation of the financial website located at investorlinks.com.

                                  ARTICLE III
                                  -----------

                     REPRESENTATIONS AND WARRANTIES OF API
                     -------------------------------------

     API (with respect to itself and its predecessor, a New York Corporation, hereby represents and warrants to IC as follows (with the understanding that IC is relying materially on each such representation and warranty in entering into and performing this Plan of Merger):

     3.1 Capitalization. The authorized capital stock of API consists of 100,000 shares of API Common Stock, par value $0.01 per share, of which 197 shares are issued and outstanding and held of record by the persons set forth on
Schedule 3.1. All such issued and outstanding shares of API Common Stock are duly authorized, validly issued, fully paid, and nonassessable. None of such shares of API Common Stock were issued in violation of any preemptive or preferential rights of any person.

     3.2 Issuance of Shares. There are no authorized or outstanding warrants, options, or rights of any kind to acquire from API any equity or debt securities of API or securities convertible into or exchangeable for equity or debt securities of API.

     3.3 Due Organization. API is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted. Complete and correct copies of the certificate of incorporation and by-laws of API and all amendments thereto have been delivered to IC and have been certified by the Secretary of API.

     3.4 Subsidiaries. API does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, associations, joint venture, trust, or other entity.

     3.5 Due Authorization. API has the full power and authority to execute, deliver, and perform this Plan of Merger. This Plan of Merger has been, and each other document or instrument executed and delivered by API in connection with this Plan of Merger will be, duly authorized, executed, and delivered by API. This Plan of Merger constitutes, and each other such document or instrument when executed and delivered will constitute, a valid and binding agreement of API enforceable against API in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally. The execution, delivery, and performance of this Plan of Merger and the consummation of the Merger by API will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to API or its properties, (b) violate or conflict with, or permit the cancellation of, any agreement to which API is a party, or by which it or its properties are bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of API or (d) violate or conflict with any provision of the certificate of incorporation or by-laws of API. No action, consent, or approval of, or filing with, any governmental authority is required in connection with the execution, delivery, or performance of this Plan of Merger (or any agreement or other document executed in connection herewith) by API or consummation of the Merger by API. The issuance by IC of the Exchange Shares, Warrants and Warrant Stock to the holders of Common Stock of API, will not result in the loss of any regulatory consent, license, approval, order, authorization or registration materially benefiting API.

     3.6 Compliance with Laws. API has complied in all material respects, and is in compliance in all material respects, with all laws, regulations, and orders applicable to it and have filed with the proper authorities all statements and reports required by the laws, regulations, and orders to which API or its properties are subject. No claim has been made by any governmental authority or regulatory body (and, to the knowledge of API, no such claim is anticipated) to the effect that the business conducted by API fails to comply, in any respect, with any law, rule, regulation, or ordinance. API is duly licensed, registered or qualified in each jurisdiction in which API owns or leases property or carries on its business, to enable API's business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any burdensome term, provision, condition or limitation which has or may have an adverse effect on the operation of API's business.

     3.7 Contracts and Agreements. Schedule 3.7 attached hereto sets forth all material agreements, leases and other arrangements of API, whether written or oral, pending and/or executory, to or by which API is bound or affected (the "API Contracts"). Other than the API Contracts, API is not a party to any written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, guarantees, and other evidences of indebtedness) and there are no other agreements to which API is a party or by which API, or its properties are bound (including, without limitation, all mortgages, deeds of trust, security agreements, pledge agreements, and similar agreements and instruments and all confidentiality agreements). API holds its rights under the API Contracts, free and clear of any lien, encumbrance, claim, charge or security interest.

     3.8 Claims and Proceedings. There are no claims, actions, suits, proceedings, and investigations pending or, to the knowledge of API threatened, against or affecting API or any of its properties or assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. API has not been, and API is not now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency. No inquiry, action, or proceeding has been asserted, instituted, or, to the knowledge of API, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Plan of Merger or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the knowledge of API, there is no basis for any such valid claim or action.

     3.9 Taxes. All returns ("Returns") for federal, foreign, state, county and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other tax ("Taxes") which were required to be filed by API on or before the date hereof have been filed within the time and in the manner provided by law, and all such Returns are true and correct and accurately reflect the Tax liabilities of API . All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid. API has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "API Tax Actions") with respect to any Taxes owed or allegedly owed by API. To the knowledge of API there is no basis for any API Tax Actions. API's federal income tax returns have not been audited, and no Taxes are payable by API. There are no tax liens on any of the assets of API. API is not a party to any tax sharing agreement with any person.

     3.10 Agents. API has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

     3.11 Financial Records of API. The books and records of API fairly and correctly set out and disclose in all material respects, the financial position of API as at the date thereof and all material financial transactions of the API have been accurately recorded in such books and records. API does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of API and, at Closing, API will have originals or copies of all such records, systems, controls, date or information in its possession or control.

     3.12 Brokers. API has not engaged, or caused any liability to be incurred to, any finder, broker, or sales agent in connection with the execution, delivery, or performance of this Plan of Merger or the transactions contemplated hereby or consummation of the Merger.

     3.13  Financial Statements.


          (a) API has delivered to IC the following financial statements and notes (collectively, the "API Financial Statements"):

               (i) The audited balance sheets of API as of May 31, 2001 and the related audited income statements, statements of shareholders' equity and statements of cash flows of API for the year then ended.

          (b) The API Financial Statements are complete in all material respects and present fairly the financial position of API as of the respective dates thereof and the results of operations and cash flows for the periods covered thereby. API Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied for the periods covered.

     3.14 Absence of Changes. Except as set forth in Schedule 3.14 attached hereto, since May 31, 2001:

          (a) there has not been any material adverse change in API's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of API, no event has occurred that will, or could reasonably be expected to, have a material adverse effect on the business, conditions, assets, liabilities, operations, financial performance or prospects (a "Material Adverse Effect") of API;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of API's assets (whether or not covered by insurance);

          (c) API has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) API has not sold, issued or authorized the issuance of (i) any capital stock or other security except for 97 shares of API Common Stock issued to certain of the persons set forth on Schedule 3.1 pursuant to that certain Convertible Promissory Note dated April 1, 2001 in the principal amount of $1,265,492, (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) other than the transactions contemplated by this Agreement, API has not effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) API has not formed any subsidiary or acquired any equity interest or other interest in any other entity;

          (g) API has not made any capital expenditure which, when added to all other capital expenditures made on behalf of API since May 31, 2001, exceeds $25,000;

          (h) API has not (i) entered into or permitted any of the assets owned or used by them to become bound by any contract or other agreement, or (ii) amended or prematurely terminated, or waived any material right or remedy under any contract or other agreement;

          (i) API has not (i) acquired, leased or licensed any right or other asset from any other person or entity, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other person or entity, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with API's past practices;

          (j) API has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $3,000;

          (k) API has not made any pledge of any of their assets or otherwise permitted any of their assets to become subject to any encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with API's past practices;

          (l) API has not (i) lent money to any person or entity, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) API has not (i) established or adopted any employee benefit plan,
     (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (n) API has not changed its methods of accounting or accounting practices in any respect;

          (o) API has not commenced or settled any legal proceeding;

          (p) API has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with their respective past practices.

          (q) API has not agreed to take any of the actions referred to in clauses (a) though (p) above.

  3.15 Bank Accounts; Receivables. Schedule 3.15 attached hereto provides accurate information with respect to each account maintained by or for the benefit of API at any bank or other financial institution.

  3.16 Liabilities. API has not accrued, contingent or other liabilities of any nature, either matured or unmatured, and whether due or to become due, except for: (a) liabilities identified as such in API Financials; (b) accounts payable or accrued salaries that have been incurred by API since May 31, 2001 in the ordinary course of business and consistent with API's past practices; and
(c) liabilities under the API Contracts identified in Schedule 3.7, to the extent the nature and magnitude of such liabilities can be ascertained by reference to the text of such API Contracts.

  3.17 Related Party Transactions. Except as set forth in Schedule 3.17 attached hereto: (a) no Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of API; (b) no Related Party is indebted to API and no indebtedness is owed by API to a Related Party; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material contract, transaction or business dealing involving API; (d) no Related Party is competing or has at any time since June 6, 2000 competed, directly or indirectly, with API; and (e) no Related Party has any claim or right against API. (For purposes of this Section 3.17 each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders;
(ii) each individual who is, or who has at any time since June 6, 2000 been an officer of API; (iii) each member of the immediate family of each of the individuals referred to in clauses (i) and (ii) above; and (iv) any trust or entity (other than API) in which any one of the individuals referred to in clauses (i), (ii), and (iii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting proprietary or equity interest.)

  3.18 Corporate Records. The corporate records and minute books of API as provided to IC or its legal counsel contain the complete and accurate copies of all meetings of corporate actions or written consents by the directors and shareholders of API in API's possession or control, including, without limitation, all by-laws and resolutions passed by the board of directors and shareholders of API in API's possession or control and API's shareholder list.

     3.19 Employees. No employee has made any claim or, to the best of API's knowledge, has any basis for any action or proceeding against API, arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, harassment, occupational health and safety standards or worker's compensation. API has not made any agreements with any labor union or employee association nor made any commitments to or conducted any negotiations with any labor union or employee association with respect to any future agreements. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of API's employees by way of certification, interim certification, voluntary recognition, designation or successor rights. Except as set forth on Schedule
3.19 there are no outstanding written or oral employment contracts, sales, services, management or consulting agreements, employee benefit or profit-sharing plans, or any bonus arrangements with any employee of API, nor are there any outstanding oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law.

     3.20 Insurance. Set forth in Schedule 3.20 attached hereto is a complete list of all policies of insurance held by API.

     3.21 ERISA Compliance. The "employee pension benefit plans," as such term is defined in Section 3(2) of ERISA, which API sponsors, or to which it is obligated to contribute (the "API Pension Plan") consist solely of the API Electronics 401(k) Plan. Any employer contribution accrued with respect to, or required to be made to, the API Pension Plan on or before the date hereof has been made. None of API, any officer of API or any of the employee benefit plans of API which are subject to ERISA, including the API Pension Plan, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code or Sections 406 or 407 of ERISA, which could subject API, any officer of API, any of such plans, or any such trusts to any material tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or which would
have a material adverse effect on API.   API is not obligated to provide any
benefit to any retiree from API under any of the "employee welfare benefit plans," as such term is defined in Section 3(1) of ERISA, which API sponsors, or
to which it is obligated to contribute.   API is not and has not been a
contributing employer to any "multi-employer plan", as defined in ERISA.

                                   ARTICLE IV
                                   ----------

                         API, IC AND IC SUB ACTIVITIES
                         -----------------------------

     Between the date hereof and the first to occur of (i) the Effective Time of the Merger or (ii) the termination of this Agreement, none of API, IC or IC Sub, or the Subsidiaries shall: (a) amend its articles of incorporation or by-laws, (b) engage any employees, (c) make or commit itself to make any capital expenditures, (d) issue any shares of capital stock, other than pursuant to currently existing options and warrants as set forth on Schedule 2.3, (e) engage in any business activity of any type, except in the ordinary course of business consistent with past practices (f) enter into any agreement of any type or nature, except in the ordinary course of business consistent with past practices or (g) incur any liabilities, whether fixed or contingent, except in the ordinary course of business consistent with past practices.

                                   ARTICLE V
                                   ---------

                             CONDITIONS TO CLOSING
                             ---------------------

     5.1 Conditions to Obligation of IC . The obligations of IC to consummate the Merger are subject to the fulfillment of each of the following conditions:

          (a) The representations and warranties of API contained in this Plan of Merger shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made at the time of the Closing; and IC shall have received a certificate, dated as of the Closing Date, signed by an executive officer of API to the foregoing effect.

          (b) No action or proceeding shall have been instituted or threatened for the purpose or with the possible effect of enjoining or preventing the consummation of this Plan of Merger or seeking damages on account thereof.

          (c) All consents and approvals required in connection with the execution, delivery and performance of this Plan of Merger, if any, shall have been obtained.

          (d) All necessary action (corporate or otherwise) shall have been taken by API and its directors and stockholders to authorize, approve, and adopt this Plan of Merger and the consummation and performance of the Merger, and IC shall have received a certificate, dated as of the Closing Date, of an executive officer of API, to the foregoing effect.

          (e) Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, all action will have been taken, and all necessary third-party consents will have been obtained to enable API to consummate the Merger.

          (f) IC shall have received evidence reasonably satisfactory to IC of the requisite approval of the stockholders of API of this Plan of Merger and the Merger.

          (g) IC shall have received evidence satisfactory to IC from each of the Shareholders that each owns their respective shares of API Common Stock free and clear, and that such shares may be validly and effectively transferred to IC under the terms of this Agreement.

          (h) IC shall have received a certificate signed by the Secretary of API on behalf of API certifying as to the total number of shares of API Common Stock issued and outstanding as of the date of the Closing.

          (i) API shall deliver to IC at the Closing a favorable opinion of their attorneys in form satisfactory to the attorneys for API and the Shareholders, that:

               (i) they have acted as counsel to API in connection with this transaction;

               (ii) the consummation of the transactions contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under the articles of incorporation or by-laws of API nor to the best of the knowledge of such attorneys, any indenture, agreement, instrument, license, or permit to which API is a party or by which it is bound, nor, to the best of the knowledge of such counsel, will the consummation of such transactions accelerate any commitment or obligation of API or result in the creation of any lien or encumbrance upon any of the assets or property of API;

               (iii) to the best of such attorneys' knowledge, API has outstanding no options, convertible securities, warrants or other convertible obligations, agreements or other commitments to allot, reserve, set aside, create, issue or sell any securities or any of its unissued share capital;

               (iv) API has the full power and authority to enter into and perform its obligations under this Agreement, and all corporate action necessary to authorize the performance by the Purchaser of its obligations under this Agreement, has been duly taken, and the Agreement is a legal, valid and binding obligation of API enforceable against it in accordance with its terms, subject to usual qualifications respecting equitable remedies and creditors' rights; and

               (v) such other matters as counsel for API or the Shareholders may consider advisable, acting reasonably.

     5.2 Conditions to Obligations of API. The obligations of API and Shareholders to consummate the Merger is subject to the fulfillment of the following conditions:

          (a) The representations and warranties of IC contained in this Plan of Merger shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made at the time of the Closing and API shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of IC to the foregoing effect.

          (b) IC shall have, as of the Closing Date, cash or cash equivalents, net of all liabilities other than the contingent liability to Stockhouse Media Corporation described on Schedule 2.3, of at least Cdn. $1,800,000, except as otherwise agreed by API in writing.

          (c) No action or proceeding shall have been instituted or threatened for the purpose or with the possible effect of enjoining or preventing the consummation of this Plan of Merger or seeking damages on account thereof.

          (d) All consents and approvals required in connection with the execution, delivery and performance of this Plan of Merger, if any, shall have been obtained.

          (e) All necessary action (corporate or otherwise) shall have been taken by API and its directors and stockholders to authorize, approve, and adopt this Plan of Merger and the consummation and performance of the Merger, and IC shall have received a certificate, dated as of the Closing Date, of an executive officer of API, to the foregoing effect.

          (f) Except for filing of the Certificate of Merger with the Secretary of State of the State of Delaware, all action will have been taken and all necessary third-party consents will have been obtained, to enable IC to consummate the Merger.

          (g) API shall have received evidence reasonably satisfactory to API of the requisite approval of the stockholders of IC and IC Sub of this Plan of Merger and the Merger.

          (h) API shall have received a certificate signed by the Secretary of IC on behalf of IC certifying as to the total number of shares of IC Common Stock and IC Special Shares and Preferred Shares issued and outstanding and the number of options, warrants and similar rights to purchase capital stock of IC outstanding as of the date of the Closing.

          (i) IC shall deliver to API and the Shareholders at the Closing a favorable opinion of their attorneys in form satisfactory to the attorneys for API and the Shareholders, that:

               (i) they have acted as counsel to IC, IC Sub and the Subsidiaries in connection with this transaction;

               (ii) each of IC and IL Canada is a corporation incorporated and validly subsisting under the laws of the Providence of Ontario, IL Nevada is a corporation incorporated and validly subsisting under the laws of the State of Nevada and IL Sub is a corporation incorporated and validly subsisting under the laws of the State of Delaware;

               (iii) all necessary corporate actions and proceedings have been taken by IC to permit the due and valid issuance by IC of the Exchange Shares and the Warrants to the Shareholders at the Closing and upon the completion of the transactions contemplated hereunder, such shares and Warrants will be issued and outstanding as fully paid and non-assessable;

               (iv) the consummation of the transactions contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under the constating documents, by-laws or resolutions of IC, IC Sub or the Subsidiaries nor to the best of the knowledge of such counsel, any indenture, agreement, instrument, license, permit or understanding to which IC, IC Sub or a Subsidiary is a party or by which it is bound, nor, to the best of the knowledge of such counsel, will the consummation of such transactions accelerate any commitment or obligation of IC, IC Sub or the Subsidiaries or result in the creation of any lien or encumbrance upon any of the assets or property of IC, IC Sub or the Subsidiaries;

               (v) the execution and delivery of this Agreement by IC and IC Sub has not breached and the consummation of the transactions contemplated by this Agreement will not cause IC to be in breach of laws of the Province of Ontario and of Canada applicable therein;

               (vi) to the best of its knowledge, except as set forth on the certificate described in (h) above, IC has outstanding no options, convertible securities, warrants or other convertible obligations, agreements or other commitments to allot, reserve, set aside, create, issue or sell any securities or any of its unissued share capital;

               (vii) IC has the full power and authority to enter into and perform its obligations under this Agreement, and all corporate action necessary to authorize the performance by the Purchaser of its obligations under this Agreement, has been duly taken, and the Agreement is a legal, valid and binding obligation of IC enforceable against it in accordance with its terms, subject to usual qualifications respecting equitable remedies and creditors' rights;

               (viii) the authorized capital of IC consists of an unlimited number of common shares and an unlimited number of special shares, of which immediately prior to the issuance of the Exchange Shares, 4,393,007 common shares, subject to rounding adjustments, and no special shares or preference shares have been duly issued and are outstanding as fully paid and non-assessable shares of IC;

               (ix) the Exchange Shares and Warrants have been duly issued under section 72(l)(j) of the Securities Act (Ontario) and the Exchange Shares are validly issued as fully paid and non-assessable shares in the capital stock of IC and the Warrants are validly issued in accordance with the Business Corporations Act (Ontario). The Warrant Stock issuable upon the exercise of the Warrants has been duly reserved for issuance upon such exercise, and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable;

               (x) to the best of its knowledge, IC is a reporting issuer not in default of any of the requirements of the Securities Act (Ontario), or the Exchange Act or the Securities Act as at the Closing Date; and

               (xi) such other matter as counsel for API or the Shareholders may consider advisable, acting reasonably.

     In rendering such opinion, such counsel may, to the extent that they do not have knowledge of any facts to the contrary, rely with respect to subclause (ix) above upon a certified list of the shareholders of IC prepared by IC's transfer agent, Equity Transfer Services Inc. and upon statutory declarations and certificates of an officer of IC as may be reasonable in the circumstances.

               (i) Directors. Upon Closing the Board of Directors of IC shall be comprised of Thomas W. Mills, Phillip DeZwirek, Jason DeZwirek, who are designees of API, and James C. Cassina and Sandra J. Hall, who are designees of IC.

     5.3 Conditions Subsequent to Obligation of IC and API. The obligations, other than as described in this Section 5.3, of IC and API hereunder shall be of no force and effect and this Plan of Merger (other than as set forth in this Section 5.3) shall be of no force and effect if the Merger is not effective by 11:59 p.m., New York City time on December 15, 2001, unless all parties hereto agree to an extension. In such event, the transactions that have been effected pursuant to this Plan of Merger shall be unwound and this Plan of Merger shall be of no force and effect including, without limitation, with respect to all representations, warranties, covenants, and indemnification provisions.

                                   ARTICLE VI
                                   ----------

                                  TERMINATION
                                  -----------

     This Plan of Merger may be terminated prior to the Closing by the mutual consent of IC and API.

                                  ARTICLE VII
                                  -----------

                                INDEMNIFICATION
                                ---------------

     7.1 Indemnification. API agrees to indemnify and hold harmless IC, the Subsidiaries, and each stockholder, officer, director, employee, and affiliate of IC and the Subsidiaries (collectively, the "Indemnified IC Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties costs, and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") which any of the Indemnified IC Parties may sustain, or to which any of the Indemnified IC Parties may be subjected, arising out of any breach or default by API of or under any of the representations, warranties, agreements, or other provisions of this Plan of Merger or any agreement or document executed in connection herewith (including, without limitation, the certificates to be delivered pursuant to Sections 5.1(a) and (e) hereof), and IC agrees to indemnify and hold harmless API and each stockholder, officer, director, employee, and affiliate of API (collectively, the "Indemnified API Parties", and, together with the Indemnified IC Parties, the "Indemnified Parties") from and against Indemnified Costs which any Indemnified API Party may sustain, or to which any of the Indemnified API Parties may be subjected, arising out of any breach or default by IC of or under any of the representations, warranties, agreements, or other provisions of this Plan of Merger or any agreement or document executed in connection herewith (including, without limitation, the certificates to be delivered pursuant to Sections 5.2(a) and (c) hereof). The right to indemnification under this
Section VII shall survive the Merger.

     7.2 Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to API or IC (an "Indemnifying Party"), as the case may be, of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such

Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this Article VII unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Parties shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however, that:

          (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action;

          (b) The Indemnifying Parties shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have a material adverse effect on its business or, in the case of an Indemnified Party who is a natural person, on his or her assets or interests;

          (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

          (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of such third-party action), and the Indemnified Party shall be entitled to have control over its counsel in the defense or settlement of any third-party action applicable to it (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) if the Indemnified Party and the Indemnified Party have materially different defenses to such third-party action and a conflict of interest would exist for a single firm of attorneys to represent both the Indemnified Party and the Indemnifying Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of any Indemnifying Party without the prior written consent of the Indemnifying Party.

     The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article VII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     7.3 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 7.2 hereof because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which he, she, or it claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

                                  ARTICLE VIII
                                  ------------

                                 MISCELLANEOUS
                                 -------------

     8.1 Prior Agreements, Amendments, and Waivers. This Plan of Merger (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Plan of Merger (or any document delivered pursuant to this Plan of Merger unless otherwise expressly provided therein) may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought.

     8.2 Successors and Assigns. None of IC Sub's, IC 's or API's rights or obligations under this Plan of Merger may be assigned. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section 8.2, the provisions of this Plan of Merger (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Plan of Merger) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     8.3 Expenses. IC and IC Sub shall pay all of their costs and expenses incurred in connection with this Plan of Merger. API shall pay all of its costs and expenses of API in connection with this Plan of Merger. The Shareholders shall pay all of their respective costs and expenses in connection with this Plan of Merger.

     8.4 Invalid Provisions. If any provision of this Plan of Merger is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Plan of Merger shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Plan of Merger, and the remaining provisions of this Plan of Merger shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Plan of Merger.

     8.5 Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Plan of Merger shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, nor privilege preclude any other or future exercise thereof or the exercise of any other right, power, or privilege.

     8.6 Notices. Any notices required or permitted to be given under this Plan of Merger (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Plan of Merger) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below, (b) if sent by nationally recognized overnight courier service, on the next business day following the date when timely tendered to such service, delivery prepaid, or (c) if sent by mail, on the third (3rd) business day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

     API:                Phillip DeZwirek
                         505 University Avenue
                         Suite 1400
                         Toronto, Ontario  M5G 1X3
                         Canada

     With a copy to:     Sugar, Friedberg & Felsenthal
                         30 N. LaSalle St., Ste. 2600
                         Chicago, Illinois 60602
                         Attn:  Leslie J. Weiss, Esq.

     IC:                 InvestorLinks.com, Inc.
                         Suite 301
                         2 Adelaide Street West
                         Toronto, Ontario  M5H 1L6
                         Canada

     With a copy to:     Wayne Egan
                         Weir Foulds LLP
                         Suite 1600, The Exchange Tower
                         P.O. Box 480
                         130 King Street West
                         Toronto, Ontario  M5X 1J5
                         Canada

Each party may change its or his address for purposes of this Section 8.6 by proper notice to the other parties.

     8.7 Survival of Representations, Warranties, and Covenants. The representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of twenty-four (24) months.

     8.8  No Third-Party Beneficiaries.  Except as otherwise contemplated by
Article VII hereof, no person or entity not a party to this Plan of Merger shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

     8.9 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Delaware.

     8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, with the same effect as if all parties hereto had all signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

                                   ARTICLE IX
                                   ----------

                          SHAREHOLDER REPRESENTATIONS
                          ---------------------------

     Each Shareholder that resides in the United States hereby represents and warrants, severally and not jointly, that as of the Closing:

     9.1 Authorization. Such Shareholder has full power and authority to enter into this Agreement, which constitutes such Shareholder's valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws or court decisions of general application affecting enforcement of creditors rights generally or (ii) as limited by laws or court decisions relating to the availability of specific performance, injunctive relief or other equitable remedies or equitable principles of general applicability.

     9.2 Purchase Entirely for Own Account. This Agreement is made with each Shareholder in reliance upon such Shareholder's representation to IC, which by such Shareholder's execution of this Agreement such Shareholder hereby confirms, that the Shareholder and the Warrants to be received by such Shareholder and the Warrant Shares (collectively, the "Securities") will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Shareholder further represents that such Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. In particular, each Shareholder acknowledges that IC is entering into this Agreement, and will not be registering or qualifying the offer or sale of the IC Common Stock and Warrants under the Ontario, United States state or United States federal securities laws, in reliance upon the truth and accuracy of such Shareholder's representations and warranties in this Article 9.

     9.3 Disclosure of Information. Such Shareholder further represents that he has had an opportunity to ask questions and receive answers from the IC regarding the terms and conditions of the offering of the IC Common Stock and Warrants and the business, properties, prospects and financial condition of IC. The foregoing, however, does not limit or modify the representations and warranties of IC in Article II of this Agreement or the right of such Shareholder to rely thereon.

     9.4 Investment Experience. Such Shareholder has previously invested in securities of small businesses and companies in the early stages of development and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the IC Common Stock and Warrants. Such Shareholder is able to bear the economic risk of any investment in the IC Common Stock and Warrants for an indefinite period of time.

     9.5 Residence. Thomas W. Mills is a New York resident and TIC is a Delaware Corporation. The other shareholders reside outside of the United States.

     9.6 Restricted Securities. Each Shareholder residing in the United States understands that the Securities are characterized as "restricted securities" under the United States federal securities laws inasmuch as the Securities are being acquired from IC in a transaction not involving registration or a public offering and that under such laws and applicable regulations such Securities may be resold in the United States without registration under the Securities Act of 1933, only in certain limited circumstances. In this connection, such Shareholder represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act 1933.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have duly executed this Plan of Merger in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.

IC:                                API:
----                               ----

INVESTORLINKS.COM INC.             API ELECTRONICS, INC


By:_________________________       By:____________________________

 Its:_______________________        Its:__________________________


IC SUB:
-------

API ACQUISITION CORP.


By:_________________________

 Its:_______________________


SHAREHOLDERS:
-------------

GREEN DIAMOND CORP.


By:_________________________       _______________________________
                                   Thomas W. Mills
 Its:_______________________

TECHNAPOWER INDUSTRIES             SELOZ GESTION & FINANCE SA
CORPORATION


By:_________________________       By:____________________________

 Its:_______________________        Its:__________________________



MING CAPITAL ENTERPRISES INC.      SHANGRI-LA INVESTMENTS INC.

By:_________________________       By:____________________________

 Its:_______________________        Its:__________________________


PRIVATE INVESTMENT COMPANY LTD.    PARTNER MARKETING AG

By:_________________________       By:____________________________

 Its:_______________________        Its:__________________________


CCD CONSULTING COMMERCE DISTRIBUTION AG

By:_________________________

 Its:_______________________



HAPI HANDELS-UND BETEILIGUNGSQESELLSCHAFT MBH

By:_________________________

 Its:_______________________

                                   SCHEDULE 1

                                  EXHIBIT "A"
                          FORM OF WARRANT CERTIFICATE
                                                                          WA -#.
                  . A WARRANTS EXERCISABLE FOR COMMON SHARES OF
                           API Electronics Group Inc.


          EXERCISABLE BEFORE 5:00 p.m. (TORONTO TIME) ON THE
          28th DAY OF FEBRUARY, 2003, AFTER WHICH TIME THIS
          WARRANT CERTIFICATE WILL BE NULL AND VOID

          COMMON SHARE PURCHASE WARRANTS TO PURCHASE
          COMMON SHARES OF API ELECTRONICS GROUP INC.
          (Amalgamated under the Business Corporations Act (Ontario))


          THIS IS TO CERTIFY THAT, for value received, ., (the "Holder") is entitled, subject to adjustment, to purchase at any time before 5:00 p.m. (Toronto time) on the 28th day of February, 2003 (the "Expiry Time") fully paid and non-assessable common shares ("Shares") in the capital of API Electronics Group Inc. (the "Company") as constituted on the date at an exercise price of US $0.45, on the basis of one (1) Share for each of the . Warrants evidenced hereby.

          The Warrants represented hereby shall be deemed to be so surrendered only upon receipt thereof by the Company at the office specified below and shall be surrendered only by personal delivery, courier or prepaid registered mail.

          Shares will not be issued pursuant to any Warrants if the issuance of such Shares would constitute a violation of the securities laws of any jurisdiction.

1. After the Expiry Time, all rights under any Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

2. The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Company prior to the Expiry Time at its principal office (a) this certificate, with the Subscription duly completed and executed by the holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, and
(b) either: (1) cash or a certified cheque, money order or bank draft payable to or to the order of the Company in lawful money of Canada at par in the province of Ontario, in an amount equal to the Exercise Price multiplied by the number of Shares for which subscription is being made (the "Aggregate Exercise Price"); or
(2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

          Any warrant certificate, certified cheque, money order or bank draft referred to in this Section 2 shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office in the manner provided in section 14 hereof.

3. Upon such delivery and payment as aforesaid, the Company shall cause to be issued to the Holder hereof the Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this certificate and the Holder hereof shall become a shareholder of the Company in respect of such shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares and the Company shall cause such certificate or certificates to be mailed to the Holder hereof at the address or addresses specified in such subscription within five (5) business days of such delivery and payment.

     The issuance of certificates for Shares upon exercise of this Warrant shall be made without charge to the Holder (or an person having been duly assigned the Warrant) for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Shares.
The Company shall take all such actions as are necessary in order to ensure that each Share issuable upon exercise of this Warrant shall upon payment of the Exercise Price therefor, be validly issued, fully paid and nonassessable and free from all liens, charges and encumbrances with respect to the issuance thereof.

     The Company shall not close its books against the transfer of this Warrant or of any Share issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     The Company shall assist and cooperate with the Holder (or an person having been duly assigned the Warrant) required to make any governmental filings or obtain any governmental approval prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

4. The Holder may subscribe for and purchase a number of Shares less than the number it is entitled to purchase pursuant to this certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new warrant certificate in respect of the balance of the Shares of which it was entitled to purchase pursuant to this certificate and which were then not purchased.

5. Notwithstanding any adjustments provided for in section 8 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants, to issue fractional Shares in satisfaction of its obligations hereunder. To the extent that the Holder would be entitled to purchase a fraction of a Share, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to purchase a whole number of Shares.

6. Nothing in this certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

7. The Company covenants and agrees that (a) so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Shares for the time being called for by such outstanding Warrants, and (b) all Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment thereof of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

8. The Exercise Price and the number of Shares purchasable upon exercise of the Warrants evidenced hereby shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)    If and whenever at any time prior to the Expiry Time, the Company shall
(i) consolidate the outstanding Shares into a lesser number of Shares or (ii) subdivide the outstanding Shares into a greater number of Shares, as the case may be, the Exercise Price shall be adjusted to that amount determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of Shares outstanding on such date before giving effect to such consolidation or subdivision and of which the denominator shall be the number of Shares outstanding after giving effect to such consolidation or subdivision. Such adjustment shall be made successively whenever any event referred to in this subsection (a) shall occur.

(b) If and whenever at any time prior to the Expiry Time, there is a reclassification or redesignation of the Shares into other shares or a reorganization of the Company (other than as described in subsection 8(a)hereof), or an amalgamation, merger or arrangement, which does not result in reclassification of the outstanding Shares or a change of the Shares into other shares or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate or other entity, the Holder, if it has not exercised its right of purchase prior to the effective date of such reclassification, redesignation, change, reorganization, amalgamation, merger, arrangement, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept in lieu of the number of Shares then subscribed for by it, but for the same aggregate consideration payable therefor, the number of shares or other securities or property of the Company or of the body corporate, or such other entity resulting from such amalgamation, merger or arrangement or to which such sale or conveyance may be made, as the case may be, that the Holder would have been entitled to receive on such reclassification, redesignation, change, reorganization, amalgamation, merger, arrangement, sale or conveyance if, on the record date or the effective date thereof, as the case may be, it had been the registered holder of the number of Shares so subscribed for.

(c) If and whenever prior to the Expiry Time, the Shares of the Company shall be subdivided into a greater or consolidated into a lesser number of shares, the Holder if it has not exercised its right of purchase on or prior to the record date or effective date, as the case may be, of such subdivision or consolidation, upon the exercise of such right thereafter, shall be entitled to receive and shall accept in lieu of the number of Shares of the Company then subscribed for by it, at the Exercise Price determined in accordance with this section 8, the aggregate number of Shares of the Company (calculated to the nearest hundredth) that the Holder would have been entitled to receive as a result of such subdivision or consolidation if, on such record date, it had been the registered holder of the number of Shares for which subscription is being made.

     (d) The adjustments provided for in this section 8 in the Exercise Price and in the number and classes of shares which are to be received on the exercise of the Warrants, are cumulative and shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent. After any adjustment pursuant to this section 8, the term "Shares" where used in this certificate shall be interpreted to mean shares of any class or classes which, as a result of all prior adjustments pursuant to this section 8, the Holder is entitled to receive upon the full exercise of a Warrant entitling it to purchase the number of Shares so indicated.

      (e) In the event of any question arising with respect to adjustment provided for in this section 8, such question shall be conclusively determined by the Company's auditors, or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the board of directors of the Company, who shall have access to all necessary records of the Company, the Holder and all other persons in interest and such determination shall be binding upon the Company and the Holder.

     (f) As a condition precedent to the taking of any action which would require an adjustment pursuant to this section 8 in any of the subscription rights pursuant to the Warrants, including the Exercise Price or the number and classes of shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel of the Company, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

9. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Shares.

     (i) If and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or in accordance with Section 10 is deemed to have issued or sold, any Common Shares for a consideration per share ("Issue Price") less than the Exercise Price in effect immediately prior to such time or that is less than zero, then immediately upon such issue or sale the Exercise Price shall be reduced to the Issue Price; provided, however, that in the event the Issue Price is zero or less than zero, the Exercise Price shall be reduced to the lower of one-tenth (1/10th) of the Exercise Price in effect immediately prior to such issuance and the par value of the underlying security. Upon each such adjustment of the Exercise Price hereunder, the number of Common Shares acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Common Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (ii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of Common Shares obtainable upon exercise of this Warrant as a result of any issue or sale (or deemed issue or sale):

          (a) upon exercise or conversion of any Options or convertible securities outstanding as of the issue date of the Warrant;

          (b) in connection with stock splits, stock dividends, subdivisions, combinations, recapitalizations or reclassifications of share for which adjustments were made pursuant to this Section 8;

          (c) in connection with equipment leasing or bank or other commercial debt financing transactions (i) approved by the Board of Directors of the Company and (ii) not in excess of five percent (5%) of the Company's outstanding shares of Common Stock on an "as-if converted" and fully diluted basis;

          (d) in connection with the Company's merger with or acquisition of another business entity, provided that the Holders of the Warrants representing a majority of the Shares obtainable upon exercise of all Warrants then outstanding have approved such transaction; or

          (e) In connection with strategic transactions (i) so long as the exclusion from the adjustment required to be made pursuant to Section 9 (i) is specifically approved by the Holders of the Warrants representing a majority of the Shares obtainable upon exercise of all Warrants then outstanding on a case by case basis, and (ii) not in excess of five percent (5%) of the Company's outstanding Common Shares on an "as-if converted" and fully diluted basis.

10. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 9, the following shall be applicable:

     (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this
Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

         (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price (determined in accordance with Section 9 above) which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable hereunder shall be correspondingly adjusted; provided, that if such adjustment (determined in accordance with Section 9 above) would result in an increase of the Exercise Price then in effect, no adjustments shall be made.

         (iv) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants, provided. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be borne by the Company.

     (v) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

     (vi) Treasury Shares. The number of Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Shares.

     (vii) Record Date. If the Company takes a record of the holders of Common Share for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

11. In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation, (the "Successor"), the Successor shall expressly assume, by written agreement in form reasonably satisfactory to the Holder and executed and delivered to the Holder, the due and punctual performance and observance of such and every covenant and condition of this certificate to be performed and observed by the Company.

12. Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Warrants issued hereunder shall be had against any shareholder, officer, or director of the Company, either directly or through the Company, it being expressly agreed and declared that the obligations under the Warrants evidenced hereby are solely corporate obligations of the Company and that no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors of the Company or any of them in respect hereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants evidenced hereby.

13. If the Warrant certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed, the Company may, on such terms as it may in its discretion impose, respectively issue and countersign a new warrant certificate of like denomination, tenor and date as the certificate so stolen, lost, mutilated or destroyed.

14. Any notice of delivery or surrender of documents to the Company under the provisions of this certificate shall be valid and effective if delivered personally to an officer of the Company or if sent by registered letter, postage prepaid, addressed to the Company at 505 University Avenue, Suite 1400, Toronto, Ontario, M5G 1X3, to the attention of the President and shall be deemed to have been effectively given, received and made on the date of delivery or on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner. The Company may from time to time notify the Holder in writing of a change of address. In the case of disruption in postal services, any notice, if mailed, shall not be deemed to have been effectively given until it is personally delivered.

15. This certificate and the Warrants issued hereunder shall be governed by, performed, construed and enforced in accordance with the laws of the province of Ontario and the laws of Canada applicable therein.

16.  Time shall be of the essence hereof.

17. This Warrant and the Shares issuable on exercise therof have not been registered under the Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

          IN WITNESS WHEREOF the Company has caused this Warrant certificate to be signed by its duly authorized officers as of ., 2001.

                    API ELECTRONICS GROUP INC.

                    By:__________________________


                    By:__________________________

                                 TRANSFER FORM


  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) to

________________________________________________________________________________

   Address:
________________________________________________________________________________


   Telecopier Number:
________________________________________________________________________________


the Warrants represented by the within Warrant certificate and do(es) hereby irrevocably constitute and appoint


________________________________________________________________________________

________________________________________________________________________________

attorney to transfer the said Warrants represented hereby on the books of the Company with full power of substitution in the premises.


DATED ____________________________________________________, ________________.


In the presence of


_____________________         __________________________________________________
Signature Guaranteed          Signature of Registered Warrantholder*


          _______________________________
          Print Name in Full


NOTICE: The signature on this assignment must correspond with the name entered in the registration panel of this certificate. The transferor must pay to the Company all exigible taxes.

* A guarantee of signature will be required with respect to the execution of the Subscription Form or a transaction relating to the Warrants represented by this Warrant certificate which results in a change of registration of this Warrant certificate or the registration of Common Shares upon the exercise of the Warrants represented hereby. A guarantee of signature may be given by any Canadian chartered bank, any trust company which is a member of The Trust Companies Association of Canada or by a member firm of The Toronto Stock Exchange.

                               SUBSCRIPTION FORM




TO:  API Electronics Group Inc.
     505 University Avenue
     Suite 1400
     Toronto, ON  M5G 1X3

  The undersigned holder of the Warrants evidenced by the within Warrant certificate hereby subscribes for _____________________________________ Common
Shares of API Electronics Group Inc. (or such number of Common Shares or other securities or property to which such subscription entitles the holder in lieu thereof or in addition thereto under the provisions mentioned in such Warrant certificate) pursuant to such Warrants exercisable at an exercise price of US $0.45 until the Expiry Time (or such other price as is determined pursuant to this Warrant certificate) on the terms specified in such Warrant certificate, and encloses herewith a certified cheque, bank draft or money order payable to the order of the Company in payment therefor.

  The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:


                                                                 Taxpayer
                                                                 Identification
Name(s) in Full   Address(es)  SIN Number      Number(s) of      Number (if
                              (if applicable)  Common Shares     applicable)

_______________   ___________  ______________  _____________     _______________

_______________   ___________  ______________  _____________     _______________


_______________   ___________  ______________  _____________     _______________



                                                                   (Page 1 of 2)

(Please print full name in which share certificates are to be issued. If any shares are to be issued to a person or persons other than the holder, the holder must pay to the Company all exigible transfer taxes or other government charges.)


  DATED this ________________ day of _________________________, ____________.



____________________________                           _________________________
Signature Guaranteed                                   Signature of Subscriber


                                                       _________________________
                                                       Name of Subscriber


                                                       _________________________
                                                       Address of Subscriber


                                                       _________________________


[ ] Please check if the share certificates are to be delivered at the office where this Warrant certificate is surrendered, failing which the certificates will be mailed.

     Certificates will be delivered or mailed only after the transfer books of the Company have been opened for five (5) Business Days after the due surrender of this Warrant certificate as aforesaid.

                                                                 (Page 2 of 2)

                                   SCHEDULE 2

                                  EXHIBIT " B"
                          FORM OF WARRANT CERTIFICATE
                                                                          WB -#.
                  . B WARRANTS EXERCISABLE FOR COMMON SHARES OF
                           API Electronics Group Inc.


          EXERCISABLE BEFORE 5:00 p.m. (TORONTO TIME) ON THE
          30th DAY OF AUGUST, 2003, AFTER WHICH TIME THIS
          WARRANT CERTIFICATE WILL BE NULL AND VOID

          COMMON SHARE PURCHASE WARRANTS TO PURCHASE
          COMMON SHARES OF API ELECTRONICS GROUP INC.
          (Amalgamated under the Business Corporations Act (Ontario))


          THIS IS TO CERTIFY THAT, for value received, ., (the "Holder") is entitled, subject to adjustment, to purchase at any time before 5:00 p.m. (Toronto time) on the 30th day of August, 2003 (the "Expiry Time") fully paid and non-assessable common shares ("Shares") in the capital of API Electronics Group Inc. (the "Company") as constituted on the date at an exercise price of US $0.75, on the basis of one (1) Share for each of the . Warrants evidenced hereby.

          The Warrants represented hereby shall be deemed to be so surrendered only upon receipt thereof by the Company at the office specified above and shall be surrendered only by personal delivery, courier or prepaid registered mail.

          Shares will not be issued pursuant to any Warrants if the issuance of such Shares would constitute a violation of the securities laws of any jurisdiction.

1. After the Expiry Time, all rights under any Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

2. The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Company prior to the Expiry Time at its principal office (a) this certificate, with the Subscription duly completed and executed by the holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, and
(b) either: (1) cash or a certified cheque, money order or bank draft payable to or to the order of the Company in lawful money of Canada at par in the province of Ontario, in an amount equal to the Exercise Price multiplied by the number of Shares for which subscription is being made (the "Aggregate Exercise Price"); or
(2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

          Any warrant certificate, certified cheque, money order or bank draft referred to in this Section 2 shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office in the manner provided in section 14 hereof.

3. Upon such delivery and payment as aforesaid, the Company shall cause to be issued to the Holder hereof the Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this certificate and the Holder hereof shall become a shareholder of the Company in respect of such shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares and the Company shall cause such certificate or certificates to be mailed to the Holder hereof at the address or addresses specified in such subscription within five (5) business days of such delivery and payment.

     The issuance of certificates for Shares upon exercise of this Warrant shall be made without charge to the Holder (or an person having been duly assigned the Warrant) for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Shares.
The Company shall take all such actions as are necessary in order to ensure that each Share issuable upon exercise of this Warrant shall upon payment of the Exercise Price therefor, be validly issued, fully paid and nonassessable and free from all liens, charges and encumbrances with respect to the issuance thereof.

     The Company shall not close its books against the transfer of this Warrant or of any Share issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.


     The Company shall assist and cooperate with the Holder (or an person having been duly assigned the Warrant) required to make any governmental filings or obtain any governmental approval prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

4. The Holder may subscribe for and purchase a number of Shares less than the number it is entitled to purchase pursuant to this certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new warrant certificate in respect of the balance of the Shares of which it was entitled to purchase pursuant to this certificate and which were then not purchased.

5. Notwithstanding any adjustments provided for in section 8 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants, to issue fractional Shares in satisfaction of its obligations hereunder. To the extent that the Holder would be entitled to purchase a fraction of a Share, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to purchase a whole number of Shares.

6. Nothing in this certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

7. The Company covenants and agrees that (a) so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Shares for the time being called for by such outstanding Warrants, and (b) all Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment thereof of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

8. The Exercise Price and the number of Shares purchasable upon exercise of the Warrants evidenced hereby shall be subject to adjustment from time to time in the events and in the manner provided as follows:

      (a) If and whenever at any time prior to the Expiry Time, the Company shall (i) consolidate the outstanding Shares into a lesser number of Shares or (ii) subdivide the outstanding Shares into a greater number of Shares, as the case may be, the Exercise Price shall be adjusted to that amount determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of Shares outstanding on such date before giving effect to such consolidation or subdivision and of which the denominator shall be the number of Shares outstanding after giving effect to such consolidation or subdivision. Such adjustment shall be made successively whenever any event referred to in this subsection
          (a) shall occur.

      (b) If and whenever at any time prior to the Expiry Time, there is a reclassification or redesignation of the Shares into other shares or a reorganization of the Company (other than as described in subsection 8(a)hereof), or an amalgamation, merger or arrangement, which does not result in reclassification of the outstanding Shares or a change of the Shares into other shares or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate or other entity, the Holder, if it has not exercised its right of purchase prior to the effective date of such reclassification, redesignation, change, reorganization, amalgamation, merger, arrangement, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept in lieu of the number of Shares then subscribed for by it, but for the same aggregate consideration payable therefor, the number of shares or other securities or property of the Company or of the body corporate, or such other entity resulting from such amalgamation, merger or arrangement or to which such sale or conveyance may be made, as the case may be, that the Holder would have been entitled to receive on such reclassification, redesignation, change, reorganization, amalgamation, merger, arrangement, sale or conveyance if, on the record date or the effective date thereof, as the case may be, it had been the registered holder of the number of Shares so subscribed for.

      (c) If and whenever prior to the Expiry Time, the Shares of the Company shall be subdivided into a greater or consolidated into a lesser number of shares, the Holder if it has not exercised its right of purchase on or prior to the record date or effective date, as the case may be, of such subdivision or consolidation, upon the exercise of such right thereafter, shall be entitled to receive and shall accept in lieu of the number of Shares of the Company then subscribed for by it, at the Exercise Price determined in accordance with this section 8, the aggregate number of Shares of the Company (calculated to the nearest hundredth) that the Holder would have been entitled to receive as a result of such subdivision or consolidation if, on such record date, it had been the registered holder of the number of Shares for which subscription is being made.

      (d) The adjustments provided for in this section 8 in the Exercise Price and in the number and classes of shares which are to be received on the exercise of the Warrants, are cumulative and shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent. After any adjustment pursuant to this section 8, the term "Shares" where used in this certificate shall be interpreted to mean shares of any class or classes which, as a result of all prior adjustments pursuant to this section 8, the Holder is entitled to receive upon the full exercise of a Warrant entitling it to purchase the number of Shares so indicated.

      (e) In the event of any question arising with respect to adjustment provided for in this section 8, such question shall be conclusively determined by the Company's auditors, or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the board of directors of the Company, who shall have access to all necessary records of the Company, the Holder and all other persons in interest and such determination shall be binding upon the Company and the Holder.

      (f) As a condition precedent to the taking of any action which would require an adjustment pursuant to this section 8 in any of the subscription rights pursuant to the Warrants, including the Exercise Price or the number and classes of shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel of the Company, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

9. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Shares.

     (i) If and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or in accordance with Section 10 is deemed to have issued or sold, any Common Shares for a consideration per share ("Issue Price") less than the Exercise Price in effect immediately prior to such time or that is less than zero, then immediately upon such issue or sale the Exercise Price shall be reduced to the Issue Price; provided, however, that in the event the Issue Price is zero or less than zero, the Exercise Price shall be reduced to the lower of one-tenth (1/10th) of the Exercise Price in effect immediately prior to such issuance and the par value of the underlying security. Upon each such adjustment of the Exercise Price hereunder, the number of Common Shares acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Common Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (ii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of Common Shares obtainable upon exercise of this Warrant as a result of any issue or sale (or deemed issue or sale):

          (a) upon exercise or conversion of any Options or convertible securities outstanding as of the issue date of the Warrant;

          (b) in connection with stock splits, stock dividends, subdivisions, combinations, recapitalizations or reclassifications of share for which adjustments were made pursuant to this Section 8;

          (c) in connection with equipment leasing or bank or other commercial debt financing transactions (i) approved by the Board of Directors of the Company and (ii) not in excess of five percent (5%) of the Company's outstanding shares of Common Stock on an "as-if converted" and fully diluted basis;

          (d) in connection with the Company's merger with or acquisition of another business entity, provided that the Holders of the Warrants representing a majority of the Shares obtainable upon exercise of all Warrants then outstanding have approved such transaction; or

          (e) In connection with strategic transactions (i) so long as the exclusion from the adjustment required to be made pursuant to Section 9 (i) is specifically approved by the Holders of the Warrants representing a majority of the Shares obtainable upon exercise of all Warrants then outstanding on a case by case basis, and (ii) not in excess of five percent (5%) of the Company's outstanding Common Shares on an "as-if converted" and fully diluted basis.

10. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 9, the following shall be applicable:

     (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any

Convertible Securities issuable upon exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this
Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

     (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price (determined in accordance with Section 9 above) which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common

Stock issuable hereunder shall be correspondingly adjusted; provided, that if such adjustment (determined in accordance with Section 9 above) would result in an increase of the Exercise Price then in effect, no adjustments shall be made.

     (iv) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants, provided. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be borne by the Company.

     (v) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

     (vi) Treasury Shares. The number of Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Shares.

     (vii) Record Date. If the Company takes a record of the holders of Common Share for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

11. In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation, (the "Successor"), the Successor shall expressly assume, by written agreement in form reasonably satisfactory to the Holder and executed and delivered to the Holder, the due and punctual performance and observance of such and every covenant and condition of this certificate to be performed and observed by the Company.

12. Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Warrants issued hereunder shall be had against any shareholder, officer, or director of the Company, either directly or through the Company, it being expressly agreed and declared that the obligations under the Warrants evidenced hereby are solely corporate obligations of the Company and that no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors of the Company or any of them in respect hereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants evidenced hereby.

13. If the Warrant certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed, the Company may, on such terms as it may in its discretion impose, respectively issue and countersign a new warrant certificate of like denomination, tenor and date as the certificate so stolen, lost, mutilated or destroyed.

14. Any notice of delivery or surrender of documents to the Company under the provisions of this certificate shall be valid and effective if delivered personally to an officer of the Company or if sent by registered letter, postage prepaid, addressed to the Company at 505 University Avenue, Suite 1400, Toronto, Ontario, M5G 1X3, to the attention of the President and shall be deemed to have been effectively given, received and made on the date of delivery or on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner. The Company may from time to time notify the Holder in writing of a change of address. In the case of disruption in postal services, any notice, if mailed, shall not be deemed to have been effectively given until it is personally delivered.

15. This certificate and the Warrants issued hereunder shall be governed by, performed, construed and enforced in accordance with the laws of the province of Ontario and the laws of Canada applicable therein.

16.  Time shall be of the essence hereof.

17. This Warrant and the Shares issuable on exercise therof have not been registered under the Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

          IN WITNESS WHEREOF the Company has caused this Warrant certificate to be signed by its duly authorized officers as of ., 2001.

                              API ELECTRONICS GROUP INC.

                              By:____________________________


                              By:____________________________

                                 TRANSFER FORM


  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) to


________________________________________________________________________________


   Address:
________________________________________________________________________________


   Telecopier Number:
________________________________________________________________________________


the Warrants represented by the within Warrant certificate and do(es) hereby irrevocably constitute and appoint


________________________________________________________________________________

________________________________________________________________________________

attorney to transfer the said Warrants represented hereby on the books of the Company with full power of substitution in the premises.


DATED ____________________________________________________, ________________.


In the presence of


______________________        __________________________________________________
Signature Guaranteed          Signature of Registered Warrantholder*


          _________________________________
          Print Name in Full


NOTICE: The signature on this assignment must correspond with the name entered in the registration panel of this certificate. The transferor must pay to the Company all exigible taxes.

* A guarantee of signature will be required with respect to the execution of the Subscription Form or a transaction relating to the Warrants represented by this Warrant certificate which results in a change of registration of this Warrant certificate or the registration of Common Shares upon the exercise of the Warrants represented hereby. A guarantee of signature may be given by any Canadian chartered bank, any trust company which is a member of The Trust Companies Association of Canada or by a member firm of The Toronto Stock Exchange.

                               SUBSCRIPTION FORM




TO:  API Electronics Group Inc.
     505 University Avenue
     Suite 1400
     Toronto, ON  M5G 1X3

  The undersigned holder of the Warrants evidenced by the within Warrant certificate hereby subscribes for _____________________________________ Common
Shares of API Electronics Group Inc. (or such number of Common Shares or other securities or property to which such subscription entitles the holder in lieu thereof or in addition thereto under the provisions mentioned in such Warrant certificate) pursuant to such Warrants exercisable at an exercise price of US $0.75 until the Expiry Time (or such other price as is determined pursuant to this Warrant certificate) on the terms specified in such Warrant certificate, and encloses herewith a certified cheque, bank draft or money order payable to the order of the Company in payment therefor.

  The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:


                                                                 Taxpayer
                                                                 Identification
Name(s) in Full   Address(es)  SIN Number        Number(s) of    Number (if
                               (if applicable)   Common Shares   applicable)

_______________   ___________  _______________   _____________   _______________

_______________   ___________  _______________   _____________   _______________


_______________   ___________  _______________   _____________   _______________



                                                                   (Page 1 of 2)

(Please print full name in which share certificates are to be issued. If any shares are to be issued to a person or persons other than the holder, the holder must pay to the Company all exigible transfer taxes or other government charges.)


  DATED this ________________ day of _________________________, ____________.


____________________________                      ______________________________
Signature Guaranteed                              Signature of Subscriber



                                                  ______________________________
                                                  Name of Subscriber


                                                  ______________________________
                                                  Address of Subscriber



[ ] Please check if the share certificates are to be delivered at the office where this Warrant certificate is surrendered, failing which the certificates will be mailed.

     Certificates will be delivered or mailed only after the transfer books of the Company have been opened for five (5) Business Days after the due surrender of this Warrant certificate as aforesaid.



                                                                   (Page 2 of 2)